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                                                                     Exhibit 4.7
                       SECOND AMENDMENT TO NOTE AGREEMENT

     THIS SECOND AMENDMENT TO NOTE AGREEMENT (this "Amendment"), dated as of April 9, 2003, among U.S. CONCRETE, INC., a Delaware corporation (the "Company"), and the financial institutions listed on the signature pages hereto as Purchasers (the "Purchasers"), amends the Agreement referred to below. All capitalized terms used herein and not otherwise defined shall have the meanings provided such terms in the Agreement referred to below.

                             W I T N E S S E T H :

     WHEREAS, the Company and the Purchasers are parties to a Note Agreement, dated as of November 10, 2000, as amended by First Amendment to Note Agreement dated as of November 30, 2001 (as amended, modified and/or supplemented prior to the date hereof, the "Agreement"); and

     WHEREAS, the Company has requested that the Purchasers amend the Agreement to modify the level of ratio of Funded Debt (including Subordinated Debt) to EBITDA required to be maintained as contained in this Amendment, the Purchasers are willing to amend such term in accordance with the terms of this Amendment and the Company has obtained a similar amendment to the Principal Bank Lending Agreement (the "Similar Amendment");

     NOW, THEREFORE, it is agreed:

     1. The Purchasers and the Company hereby amend Section 6A(1) of the Agreement to read as follows:

          "6A(1). Total Debt Leverage Ratio. The Company covenants that it will not at any time permit the ratio of (i) the outstanding amount of all Funded Debt (including all Subordinated Debt) to (ii) EBITDA for the four consecutive fiscal quarters then ended to be greater than the Maximum Total Debt Leverage Ratio."

     2. The Purchasers and the Company hereby amend Section 11 to add a new definition as follows:

          "`Maximum Total Debt Leverage Ratio' shall mean 3.25 to 1.0, other than for the period ended March 31, 2003 and the period ended June 30, 2003, during which period such ratio shall not be greater than

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          3.5 to 1.0, provided that during such periods the maximum ratio of the outstanding amount of all Funded Debt (including Subordinated Debt) to EBITDA for the four consecutive fiscal quarters contained in the Principal Bank Lending Agreement is equal to or greater than 3.5 to 1.00."

     3. To induce the Purchasers to enter into this Amendment, the Company hereby represents and warrants that no Default or Event of Default exists as of the Effective Date (as defined below) after giving effect to this Amendment and that no agreement has been made with the parties to the Similar Amendment in connection with the Similar Amendment except as is included in the Similar Amendment. The Company has provided to each of the Purchasers a true and correct copy of the Similar Amendment.

     4. To induce the Purchasers to enter into this Amendment, each of the parties listed on the signature page as Guarantors hereby ratifies and confirms that the Guaranty Agreement of such Guarantor remains in full force and effect after giving effect to this Amendment.

     5. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Agreement.

     6. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     7. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (EXCLUDING ANY CONFLICTS OF LAW RULES WHICH WOULD OTHERWISE CAUSE THIS AMENDMENT TO BE CONSTRUED OR ENFORCED IN ACCORDANCE WITH OR THE RIGHTS OF THE PARTIES TO BE GOVERNED BY THE LAWS OF ANY OTHER JURISDICTION).

     8. This Amendment shall become effective on the date (the "Effective Date") when the Company and the Required Holders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Company.

     9. From and after the Effective Date, all references in the Agreement shall be deemed to be references to the Agreement as amended hereby.

                     [Rest of Page Intentionally Left Blank]

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     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this Amendment as of the date first above written.

                                  "Company"

                                  U.S. CONCRETE, INC.

                                  By:  /s/ Michael W. Harlan
                                       -----------------------------------------
                                       Michael W. Harlan
                                       Senior Vice President

                                  "Purchasers"

                                  THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

                                  By: /s/ Brian N. Thomas
                                      ------------------------------------------
                                      Vice President

                                  METROPOLITAN LIFE INSURANCE COMPANY

                                  By:
                                     -------------------------------------------
                                  Title:
                                        ----------------------------------------

                                  TEACHERS INSURANCE & ANNUITY
                                  ASSOCIATION OF AMERICA

                                  By: /s/ Angela Brock-Kyle
                                      ------------------------------------------
                                  Title: Managing Director

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                              CONNECTICUT GENERAL LIFE INSURANCE
                              COMPANY

                              By:    CIGNA, Investments, Inc. (authorized agent)

                              By:    /s/ Debra J. Height
                                     -----------------------------------
                              Title: Managing Director

                              ALLSTATE LIFE INSURANCE COMPANY

                              By:    /s/ Bill Schmidt
                                     -----------------------------------
                              Title: Authorized Signatory

                              By:    /s/ Jerry D. Zinkula
                                     -----------------------------------
                              Title: Authorized Signatory

                              ALLSTATE LIFE INSURANCE COMPANY OF
                              NEW YORK

                              By:    /s/ Bill Schmidt
                                     -----------------------------------
                              Title: Authorized Signatory

                              By:    /s/ Jerry D. Zinkula
                                     -----------------------------------
                              Title: Authorized Signatory

                              SOUTHERN FARM BUREAU LIFE
                              INSURANCE COMPANY

                              By:    /s/ Carol Robertson
                                     -----------------------------------
                              Title: Portfolio Manager, Fixed Income

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                             Acknowledged and Agreed to:

                                 "Guarantors"

                             American Concrete Products, Inc., a California
                                 corporation
                             Atlas-Tuck Concrete, Inc., an Oklahoma corporation Beall Industries, Inc., a Texas corporation
                             Beall Management, Inc., a Texas corporation
                             Central Concrete Supply Co., Inc., a California
                                 corporation
                             Central Precast Concrete, Inc., a California
                                 corporation
                             Ready Mix Concrete Company of Knoxville, a
                                 Delaware corporation
                             San Diego Precast Concrete, Inc., a Delaware
                                 corporation
                             Sierra Precast, Inc., a California corporation Smith Pre-Cast, Inc., a Delaware corporation
                             USC Atlantic, Inc., a Delaware corporation
                             USC GP, Inc., a Delaware corporation
                             USC Michigan, Inc., a Delaware corporation

                             By: /s/ Michael W. Harlan
                                 ---------------------------------------------
                                 Michael W. Harlan
                                 Vice President

                             USC Management Co., LP, a Texas limited partnership

                             By: USC GP, Inc., its General Partner

                                 By:  /s/ Michael W. Harlan
                                      ----------------------------------------
                                      Michael W. Harlan
                                      Vice President


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                              Beall Concrete Enterprises, Ltd., a Texas limited
                                    partnership

                              By: Beall Management, Inc., its General
                              Partner

                              By:  /s/ Michael W. Harlan
                                   ---------------------------------------------
                                   Michael W. Harlan
                                   Vice President

                              AFTM Corporation, a Michigan corporation

                              By:  /s/ Terry Green
                                   ---------------------------------------------
                                   Terry Green
                                   Vice President

                              Titan Concrete Industries, Inc. (f/k/a Carrier Excavation and Foundation Company, a Delaware corporation)

                              Eastern Concrete Materials, Inc., a New Jersey corporation

                              Superior Materials, Inc. (f/k/a Superior Redi-Mix, Inc., a Michigan corporation)


                               By: /s/ Cesar Monroy
                                   ---------------------------------------------
                                   Cesar Monroy
                                   Vice President

                              B.W.B., Inc. of Michigan, a Delaware corporation Central Concrete Corp., a Delaware corporation Superior Concrete Materials, Inc. (f/k/a Opportunity Concrete Corporation, a District of Columbia corporation)


                              By:  /s/ Donald Wayne
                                   ---------------------------------------------
                                   Donald Wayne
                                   Vice President

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                              Wyoming Concrete Industries, Inc., a Delaware
                              corporation

                              By:  /s/ Eugene P. Martineau
                                   ------------------------------------------
                                   Eugene P. Martineau
                                   Vice President

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